                                                                    EXHIBIT 99.2

Banc One Credit Card Master Trust
Trust Allocation Report

Distribution Date of:                                                 17-Sep-01
Determined as of:                                                     11-Sep-01
For Monthly Period Ending:                                            31-Aug-01
Days in Interest Period (30/360)                                             30
Days in Interest Period (Act/360)                                            33

Ending Pool Balance
-------------------
Principal                                                      3,389,077,521.45
Finance Charge                                                   116,936,432.70
                                                                 --------------
Total                                                          3,506,013,954.15

Seller's Interest Test
----------------------
Ending Portfolio Principal Balance                             3,389,077,521.45
Trust EFA                                                                  0.00
                                                                           ----
Receivables + EFA                                              3,389,077,521.45

Trust Invested Amount                                          3,100,000,000.00
Trust PFA                                                                  0.00
                                                                           ----
Trust Adjusted Invested Amount                                 3,100,000,000.00

Seller's Participation Amount (with EFA)                         289,077,521.45
Seller's Participation Amount (w/o EFA)                          289,077,521.45
Seller's Interest Percentage                                               8.53%

Required Seller's Interest Percentage                                      5.00%
Required Seller's Interest                                       169,453,876.07

Required Principal Balance Test
-------------------------------
Ending Portfolio Principal Balance                             3,389,077,521.45
Required Principal Balance                                     3,100,000,000.00
                                                               ----------------
Net Excess/Deficit                                               289,077,521.45

EFA
---
Beginning Excess Funding Account Balance                                   0.00
Required Excess Funding Account Deposit                                    0.00
Excess Funding Account Withdrawal                                          0.00

Shared Principal Collections
----------------------------
Series 1996-A                                                     62,815,676.14
Series 1997-1                                                    213,573,298.95
Series 1997-2                                                    113,068,217.09

Delinquent Accounts
-------------------
30 - 59 days                                      1.75%           61,260,790.38
60 - 89 days                                      1.24%           43,342,732.47
90 days +                                         2.19%           76,755,178.51
Total 30 days +                                   5.17%          181,358,701.36

Miscellaneous
-------------
Gross Credit Losses                               7.32%           20,961,053.76
Net Credit Losses                                 6.88%           19,725,049.53
Discount Option Receivables                                                0.00
Discount Percentage                                                        0.00%
Finance Charges Billed                                            46,297,335.92
Fees Billed                                                        6,744,818.58
Interchange                                                        8,147,864.95
Interest Earned on Collection Account                                  1,063.78